EXHIBIT 99.1
                                                                    ------------


ERNST & YOUNG              Ernst & Young LLP                Phone (713) 750-1500
                           5 Houston Center                 Fax:  (713) 750-1501
                           Suite 1200                       www.ey.com
                           1401 McKinney Street
                           Houston, Texas  77010-2007




June 18, 2003

William M. Weisfield
Chairman of the Audit Committee
  of the Board of Directors
         and
Mr. John W. Adams Chairman of the Board of Directors
  and Chief Executive Officer
Hawaiian Holdings, Inc.
3375 Koapaka Street
Suite G-350
Honolulu, Hawaii  96819

Dear Mr. Weisfield and Mr. Adams:

This is to confirm that the client-auditor relationship between Hawaiian Holdings, Inc. (Commission File Number 1-8836) and Ernst & Young LLP has ceased.


                                        Very truly yours,


                                        /s/ Ernst & Young LLP


cc:    Office of the Chief Accountant
       SECPS Letter File
       Securities and Exchange Commission
       Mail Stop 11-3
       450 Fifth Street, N.W.
       Washington, D.C. 20549